SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 5, 2000

                       Gentner Communications Corporation
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      UTAH
       ------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          17219                                      87-0398877
          -----                                      ----------
 (Commission File Number)               (I.R.S. Employer Identification No.)



                  1825 Research Way, Salt Lake City, Utah 84119
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
       ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     The undersigned Registrant hereby amends and restates its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2000, which excluded certain financial statements and pro forma financial information not available at the time of filing.

Item 2.  Acquisition or Disposition of Assets.

     On July 5, 2000, pursuant to the "Asset Purchase Agreement" dated July 5, 2000, Gentner Communications Corporation, (the "Registrant"), purchased substantially all of the assets of ClearOne, Inc. (Woburn, Mass.), a privately-held developer and manufacturer of multi-media group communications products.

     The Registrant will account for the acquisition of these assets under the purchase method of accounting. The assets were acquired with $1.76 million in cash and 129,871 shares of the Registrant's restricted stock. The cash purchase price was paid from the Registrant's general working capital. The total value of consideration paid for the assets was determined based on arm's length negotiations between the Registrant and ClearOne, which took into account
ClearOne's financial position, operating history, products, intellectual property and other factors relating to ClearOne's business. There are no material relationships between ClearOne and the Registrant prior to completion of this transaction.

     The assets purchased were used in the development and support of ClearOne's component technology products for both audio and video teleconferencing applications. The Registrant currently intends to use such assets in substantially the same manner. The Registrant will retain ClearOne's facilities in Woburn, MA.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a) Financial Statements of Business Acquired. Audited financial statements of ClearOne, Inc.

                                                                        Page No.
                                                                        --------
       Report of Independent Auditors...................................  F-1
       Balance Sheet as of April 30, 2000...............................  F-2
       Statement of Operations for the year ended April 30, 2000........  F-3
       Statement of Stockholders' Equity (Deficiency)
            for the year ended April 30, 2000...........................  F-4
       Statement of Cash Flows for the year ended April 30, 2000........  F-5
       Notes to Financial Statements....................................  F-7


(b) Unaudited Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Financial Statements of Gentner Communications Corporation and ClearOne, Inc.

                                                                        Page No.
                                                                        --------
       Pro Forma Condensed Combined Financial Information (unaudited)... F-19 Pro Forma Condensed Combined Balance Sheet
            as of June 30, 2000 (unaudited).............................  F-19
       Pro Forma Condensed Combined Statement of Operations
            for the year ended June 30, 2000 (unaudited)................  F-21
       Notes to Pro Forma Condensed Financial Information (unaudited)...  F-22


(c)    Exhibits

                                                                        Page No.
                                                                        --------
       Exhibit 10.8 - Asset Purchase Agreement between
            Gentner Communications Corp., a Utah Corporation
            and ClearOne, Inc., a Massachusetts Corporation ............  E-1

       Exhibit 23.1 - Consent of Edward A. Scribner, CPA ...............  E-46

                             EDWARD A. SCRIBNER, CPA
                         170 WORCESTER STREET, SUITE 208
                            WELLESLEY, MA 02481-5508




                          INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Stockholders of ClearOne, Inc.



I have audited the accompanying balance sheet of ClearOne, Inc. a Massachusetts corporation as of April 30, 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.



I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.



In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ClearOne, Inc. as of April 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Edward A. Scribner, CPA

Wellesley, MA



July  15, 2000

                    Financial Statements of Business Acquired
                                  ClearOne Inc.
                                  Balance Sheet

                                                                     April 30, 2000
Assets

Current Assets
     Cash and cash equivalents                                         $    71,391
     Accounts receivable                                                    64,193
     Less: Allowance for bad debt                                           (9,358)
     Inventory                                                             650,351
     Prepaid expenses                                                        5,752
     Other current assets                                                    2,190
                                                                       -----------
        Total Current Assets                                               784,519

Property and Equipment
     Equipment                                                             619,932
     Furniture and fixtures                                                 18,857
     Leasehold improvements                                                 21,203
     Less accumulated depreciation                                        (343,708)
                                                                       -----------
                                                                           316,284
Other Assets
     Deposits                                                               62,250
     Organizational costs net of amortization                               12,556
     Intangible assets                                                      21,624
                                                                       -----------
                                                                            96,430
                                                                       -----------
                                                                       $ 1,197,233
                                                                       ===========

Liabilities and Stockholders' Equity

Current Liabilities
     Accounts payable                                                  $    27,362
     Accrued expenses                                                       32,585
     Accrued wages and other payroll liabilities                             8,821
     Accrued interest                                                       20,485
     Accrued warranty costs                                                  3,949
     Accrued advertising costs                                              16,563
     Pension plan payable                                                    3,274
     State and local taxes payable                                             456
     Short-term portion of stockholder loan                              2,892,000
                                                                       -----------
        Total Current Liabilities                                        3,005,495

Stockholders' Equity
     Series B Preferred Stock, $.01 par value;
        2,000,000 shares authorized, issued and outstanding                 20,000

     Series A Preferred Stock, $.01 par value;
        1,000,000 shares authorized,
        627,050 shares issued and outstanding                                6,271

     Common Stock, $.01 par value;
        11,000,000 shares authorized,
        3,200,000 shares issued and outstanding at April 30, 2000           32,000

     Paid-in capital                                                     5,626,060
     Less: Stock subscription receivable                                      (330)
     Accumulated deficit                                                (7,470,263)
     Less: Donated treasury stock, 2,200,000 common shares at cost         (22,000)
                                                                       -----------
                                                                        (1,808,262)
                                                                       -----------

                                                                       $ 1,197,233
                                                                       ===========


                       See notes to financial statements.


                    Financial Statements of Business Acquired
                                  ClearOne Inc.
                             Statement of Operations


                                                           April 30, 2000


Revenues                                                      $    98,588

Cost of Goods Sold                                                 77,994
                                                              -----------

          Gross Profit                                             20,594


Expenses
      General and administrative                                  304,604
      Engineering                                                  50,939
      Marketing and selling                                       299,832
      Operations                                                   96,771
      Research and development                                    243,187
      Depreciation                                                178,351
      Amortization                                                 57,002
                                                              -----------
                                                                1,230,686
                                                              -----------

          Net Loss From Operations                             (1,210,092)
                                                              -----------

Other Income and (Expenses)
      License agreement revenue                                   400,000
      Interest expense                                           (199,145)
      Impairment of license agreements                           (156,751)
      Inventory write down to net realizable value                (91,180)
      Realized loss on asset dispositions                         (36,929)
      Realized loss on abandoned leasehold improvements           (14,170)
      Other Income                                                    642
                                                              -----------
                                                                  (97,533)
                                                              -----------

          Net Loss Before Taxes                                (1,307,625)
                                                              -----------

State and Local Taxes                                                (456)

          Net Loss                                            $(1,308,081)
                                                              ===========




                       See notes to financial statements.


                    Financial Statements of Business Acquired
                                  ClearOne Inc.
                  Statement of Stockholders Equity (Deficiency)


                                                                        Additional
                                                                          Paid-In                          Accumulated
                              Shares     Amount     Shares     Amount     Capital     Shares     Amount      Deficit       Total
                            -------------------------------------------------------------------------------------------------------

                                                                                             -  $       -




Balance at April 30, 1999    3,200,000  $  32,000  2,627,050  $  26,271  $5,603,730          -  $       -  $(6,162,182)  $(500,181)
                           --------------------------------------------------------------------------------------------------------


Treasury Stock
    Return of founders common stock
    donated to treasury stock        -          -          -          -      22,000  2,200,000    (22,000)           -           -

Net loss for the year ended
    April 30, 2000                   -          -          -          -           -          -          -   (1,308,081) (1,308,081)
                           --------------------------------------------------------------------------------------------------------
                                     -          -          -          -      22,000  2,200,000    (22,000)  (1,308,081) (1,308,081)
                           --------------------------------------------------------------------------------------------------------


Balance at April 30, 2000    3,200,000  $  32,000  2,627,050  $  26,271  $5,625,730  2,200,000  $ (22,000) $(7,470,263) (1,808,262)
                           ========================================================================================================










                       See notes to financial statements.

                    Financial Statements of Business Acquired
                                 ClearOne, Inc.
                            Statements of Cash Flows


                                                                                    April 30, 2000
                                                                                    --------------
Cash Flows From Operating Activities
      Net income                                                                    $ (1,308,081)
      Adjustments to reconcile net income to net cash
         provided (used) by operating activities:
           Depreciation                                                                  178,351
           Amortization                                                                   57,002
           Allowance for bad debt                                                          1,758
           Unearned revenue                                                             (400,000)
           Product design and R&D equipment written down to net realizable value          30,550
           Impairment of license agreements                                              156,751
           Inventory write down to net realizable value                                   91,180
           Realized loss on asset dispositions                                            36,929
           Realized loss on abandoned leasehold improvements                              14,170
           (Increase) decrease in operating assets
              Accounts receivable                                                        154,256
              License revenue receivable                                                 200,000
              Inventory                                                                    8,629
              Prepaid expenses                                                             3,333
              Deposits                                                                    60,000
              Employee receivables                                                        36,431
              Other current assets                                                         2,938
           Increase (decrease) in operating liabilities
              Accounts Payable                                                          (116,988)
              Accrued expenses                                                           (47,702)
              Accrued wages                                                              (68,899)
              Accrued interest                                                             4,040
              Accrued warranty costs                                                       1,224
              Accrued advertising costs                                                   16,563
              Pension plan payable                                                         3,274
              State and local taxes payable                                               (1,104)
                                                                                    -------------
                   Net Cash Provided (Used) By Operating Activities                     (885,395)
                                                                                    -------------
Cash Flows From Investing Activities
      Payments for property and equipment                                                 (6,810)
      Leasehold improvements                                                             (21,203)
                                                                                    -------------
                   Net Cash Provided (Used) By Investing Activities                      (28,013)
                                                                                    -------------
Cash Flows From Financing Activities
      Shareholder loans                                                                  962,000
                                                                                    -------------
                   Net Cash Provided (Used) By Financing Activities                      962,000
                                                                                    -------------

                   Net Increase (Decrease) In Cash And Cash Equivalents                   48,592

Beginning Cash And Cash Equivalents                                                       22,799

                   Ending Cash And Cash Equivalents                                 $     71,391
                                                                                    =============





                       See notes to financial statements.


                    Financial Statements of Business Acquired
                                 ClearOne, Inc.
                            Statements of Cash Flows
                                   (Continued)

                                                  April 30, 2000
                                                  --------------


Supplemental disclosure of cash flow information

     Cash paid during year for interest             $ 195,104
                                                    =========

     Income taxes paid                              $     456
                                                    =========


Supplemental disclosure of noncash investing and financing activities

         Disposal of equipment and trademarks:
            Cost                                    $  86,595
            Accumulated depreciation                  (39,458)
                                                    ---------
                        Adjusted Basis                 47,137
                                                    ---------

            Selling Price                              10,208
                                                    ---------

            Loss on disposal                        $  36,929
                                                    =========


         Abandonment of leasehold improvements:
            Cost                                    $  20,446
            Accumulated depreciation                   (6,276)
                                                    ---------

            Loss on abandonment                     $  14,170
                                                    =========


         Impairment of license agreements:
            Cost                                    $ 261,252
            Accumulated amortization                 (104,501)
                                                    ---------

            Loss on impairment                      $ 156,751
                                                    =========


        Return of founders common stock
           donated to treasury stock

         2,200,000 shares at cost (.01 par value)   $  22,000
                                                    =========





                        See notes to financial statements

                                 ClearOne, Inc.
                          Notes To Financial Statements
                                 April 30, 2000




Note 1. - Summary of Significant Accounting Policies


The Company

ClearOne, Inc. (the Company) was a development stage enterprise, up through April 30, 1999. The Company has undertaken the development and marketing of new technologies in the field of audio conferencing. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. The accounting policies of the Company are in accordance with generally accepted accounting principles and have been consistently applied in preparing these financial statements.

The Company initially incorporated in New Jersey. The Company's founders and attorney shortly thereafter decided it would be better to conduct business under Massachusetts law. The Company transferred its stock subscriptions and related deposits for stock to a Massachusetts corporation as of May 6, 1997, the date of incorporation in Massachusetts. The Company was originally incorporated under the name, InterVision Corporation, Inc., and then changed its name to ClearOne, Inc.

The   Company   designs,    markets,    and   manufactures    high   performance
telecommunications equipment. ClearOne, Inc. is a privately held company located in Woburn, Massachusetts.


Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


Revenue Recognition

Revenues from product sales are recognized when earned. For financial reporting purposes, revenues generated by sales to distributors and retailers under agreements allowing certain rights of return may be deferred until the product is sold by the distributor or retailer.

Revenues from licensing of products will be recognized upon contract execution, provided all shipment and significant obligations have been met, fees are fixed or determinable and collection is probable. Revenue, if any, from maintenance contracts and upgrade agreements will be recognized ratably over the contract and upgrade agreement. Revenue, if any, from consulting and training is recognized upon performance.


Cash, Cash Equivalents, and Short Term Investments

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Management determines the appropriate classification of debt and equity securities at the time of purchase and reevaluates the classification at each reporting date. During the year ended April 30,2000, the Company classified its investments as available-for-sale. The cost of the Company's investments is determined based upon specific identification. Investments classified as available-for-sale are reported at fair value with unrealized gains and losses, net of related tax, if any, recorded as a separate component of stockholder's equity. At April 30, 2000, the Company's investments classified as available-for-sale totaled zero. Cash equivalents include a $60,000 good faith deposit returnable on demand by Company from a foreign contract manufacturer. The deposit is presented at cost and has subsequently been returned to Company on June 30, 2000.


Inventory

Inventory is stated at the lower of cost using the first-in, first-out method, or market, defined as net realizable value. At April 30, 2000 inventory consists of raw materials of $485,499 and finished goods of $164,852 valued at net realizable value. The amount reported as inventory at April 30, 2000 is after a write down of $91,180 to reflect market value as net realizable value. The amount was charged to other income and expenses since the Company entered into a sale of the bulk of its inventory on July 5, 2000, at a price that is deemed to be the net realizable value.


Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon the shorter of the estimated useful lives, ranging from three to five years or the lease term of the respective assets as follows:

Furniture and fixtures 5 years, Computer and testing equipment 3 years, and leasehold improvements 5 years.

Molds and dies have been developed for products, and their cost of $156,303 is included in equipment. The cost has not been depreciated due to the fact that the molds and dies have not been placed into service since use has not been considered significant.

Leasehold improvements totaling $20,446 (original cost) abandoned at prior locations have been written off during the year ended April 30, 2000.


Developed Software and Product Design

Research and development costs are charged to operations as incurred. In accordance with FAS-86, costs incurred to develop software that will be sold, leased, or otherwise marketed by the Company are capitalized after technological feasibility has been established and through the period of general availability of the product. During the year ended April 30, 2000, the Company had none.


License Agreements

The Company has purchased certain software licensing agreements for software and module components to be included in their products. Management has capitalized the license agreements and amortizes them over the useful lives of 5 years. Amortization of license agreements for the year ended April 30, 2000 equaled $52,250.

The carrying value of the long term assets such as license agreements that are granted to the company are reviewed on an annual basis for the existence of facts or circumstances both internally and externally that may suggest impairment. The Company determined as of April 30, 2000, that an impairment had occurred based on gross expected future cash flows being insignificant, if any, since the license agreements significantly pertain to a suspended product. The cash flow estimates used to determine the impairment contain management's best estimate using appropriate and customary assumptions and projections as of April 30, 2000. The amount of the impairment was $156,751.

On March 24, 1999, the Company granted a perpetual, worldwide, irrevocable, non-exclusive and non-transferable license to VideoServer, Inc., now called Ezenia, Inc., for certain software in source and object code form, and reference hardware design, except as part of a sale of the portion of the Company's business associated with software or reference design, or a merger or sale of all the stock or assets of either the Company or VideoServer, without the prior consent of the other party.

The license is to use and modify software and the reference design, in all forms, including but not limited to source code and object code forms. Ezenia, Inc. and its subsidiaries may use the software and the reference design for the purpose of creating conferencing products as well as making, using, selling and licensing such products. Ezenia, Inc. must restrict access to employees, consultants and contractors who need to know. Ezenia's products may be demonstrated, loaned, marketed, sold and or sub-licensed without restriction either or through its channels of distribution.

The Company further grants to Ezenia, Inc. a perpetual, worldwide, irrevocable, non-exclusive, non-transferable right and license to use the software internally and to sub-license (under legally enforceable agreements) and distribute the software in object code form, to end users and/or resellers, as part of or in conjunction with the Ezenia products except as part of a sale of the portion of the Company's business associated with the software or reference design or a merger or sale of substantially all of the stock or assets of either the company or Ezenia without the prior consent of the other party which consent shall not be unreasonable withheld. Ezenia may also sub-license the source code to the software provided it is in conjunction with or as part of the Ezenia products (hardware and software) and where in circumstances Ezenia must place source code into escrow as part of a maintenance or support agreement.

Ezenia, Inc. will be entitled to a finder's fee of 6% from any referrals that obtain rights to the reference design or software for the purpose of creating a product from the company as a result of a demonstration of the product. In consideration of the license rights granted by the company to Ezenia, Ezenia paid a license fee of $400,000 that was reflected as unearned license revenue as of April 30, 1999 until shipment and obligations had been met. On August 5, 1999, the Company had fulfilled its shipment and other contractual obligations; the Company was able to reflect the $400,00 as license revenue. Ezenia will also pay $4,000 for each hardware unit ordered, After 180 days of free software upgrade, the Company will receive $25,000 per year for any and all updates purchased by Ezenia. As of April 30, 2000, The Company had received zero dollars under this agreement. The Company agrees to indemnify, defend and hold Ezenia harmless from and against any claims, actions, or demands alleging that the software in its unmodified form directly infringes or misappropriates any U.S. patent, trademark, copyright, trade secret and proprietary right of any third party. Breach of contract for any cause or action under this agreement, will be solely limited to the actual dollar amount that either party received from the other as a result of this agreement.


Intangible Assets

Intangible assets consist of pending trademarks and patents. The costs incurred have been capitalized and will be amortized over the useful life of the trademarks and patents once they have been approved.

Management has deemed that the pending trademarks have no future use due to the sale of some of the Company's assets as described in Note 12. The cost of $5,884 for pending trademarks has been written off as a charge to loss on asset dispositions during the year ended April 30, 2000.

Income Taxes

The principal items accounting for the differences between the income tax benefits computed using the United States statutory rate and the provision for income taxes are as follows:

                                                    April 30, 2000

Federal tax benefit at statutory rate                $  (442,615)
State tax benefit, net of federal effect                (123,672)
Research and experimentation credits                    (   --  )

Unutilized net operating losses                          566,287
                                                         -------
Total                                                $      --


Net deferred tax assets comprise:

Net operating loss carry forwards                    $ 2,677,112
Research and experimentation credit carry forwards       175,408
Valuation allowance                                   (2,852,520)
                                                      -----------
Net deferred tax assets                              $      --

Due to the uncertainty surrounding the realization of the deferred tax assets in the future tax returns, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets. Should the Company achieve profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

At April 30, 2000 the Company had the following carry forwards available to reduce future taxable income and income taxes:

                                                       Federal        State
Net operating loss carry forwards                    $ 6,154,281   $ 6,152,913
Research and experimentation credit carry forwards   $   124,240   $    51,168

The federal and state net operating loss carry forwards expire through the year 2020, and the research and experimentation credit carry forwards expire through the year 2019.

For federal and state tax purposes, the Company's net operating loss and research and experimentation credit carry forwards could be subject to certain limitations on annual utilization if certain changes in ownership were to occur, as defined by federal and state tax laws.

The Company has a current tax liability to the State of Massachusetts payable in the amount of $456 due to the jurisdiction's minimum excise tax.

Concentration of Credit Risk and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of risk consist principally of cash, cash equivalents, short-term investments and trade accounts receivable. The Company places its cash, cash equivalents, and short-term investments in market rate accounts with reputable financial institutions. At times, such deposits in the United States may be in excess of FDIC insured limits. Cash equivalents may present risk of changes in value because of interest rate changes.

The trade accounts receivable risk is limited due to the breath of entities comprising the Company's direct customer base and that of its distributors and also their dispersion across different industries and geographical regions. The Company evaluates the credit worthiness of customers, as appropriate and maintains an adequate allowance for potential uncollectible accounts.

The Company has entered into numerous distribution agreements both domestically and internationally in order to obtain distribution channels for its products. These agreements generally provide lower and favorable pricing arrangements in comparison to a direct or retail sale. These agreements provide the distributors in some cases, advertising allowances, volume discounts, payment discounts, pricing protection for a limited amount of time in most cases 60 days notice and standard warranty guarantee, one year domestically and in some cases eighteen months internationally. Some of the agreements require minimum annual sales to maintain favorable pricing terms. All agreements are subject to annual review and contain release clauses for non-performance without penalty for early terminations.

The Company has entered into an international distribution agreement that calls for all payments to be made by the distributor in the currency of the New Taiwan dollar. As of April 30, 2000, there is immaterial exposure associated with this agreement.


Fair Value of Financial Instruments

The carrying amount for the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the general immediate or short term maturity of these financial instruments.


Accounting For Stock-Based Compensation

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", encourages but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in

Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, the compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee or consultant must pay to acquire the stock. As of April 30, 2000, there has been no compensation expense recognized because the grant price exceeds the market price.


Advertising

Advertising costs amounting to $113,577 for the year ended April 30, 2000 were charged to marketing and selling as incurred.

The Company has entered into a co-marketing agreement with a publicly traded company to cooperate in the development of teleconferencing solutions through joint use of both companies' products. This agreement was for one year, beginning April 23, 1998 and ending on April 23, 1999, with terms for an automatic annual renewal. Both companies agreed to create joint marketing resources to market their bundled products. These efforts include, but are not limited to: joint training sessions, application notes, demonstration programs, road-show promotions, trade show exhibits, advertising, trade journal articles, and demonstration units. This agreement has been terminated as of July 5, 2000.

Warranty Cost and Reserve

The Company generally provides a warranty for up to one year on domestic sales and eighteen months for international sales at no extra charge. A reserve is recorded for probable costs in connection with warranties based on Company's experience. The accrued warranty costs were $3,949 for the year ended April 30, 2000. Warranty cost directly charged to cost of goods sold were $6,677 for the year ended April 30, 2000.


Commissions

Effective October 1, 1999, the Company entered into a Full Service Representative Agreement with USA Marketing Group, Inc. in which the Representative would be its exclusive sales representative to solicit orders on all of the Company's product in the Continental United States, for 5% of net invoice price of products. The original agreement was effective October 1, 1999 with either party able to cancel the agreement by giving 60 days advance notice to the other party. On January 22, 2000, the Company and the Representative amended the agreement so that the Representative starting March 1, 2000 would be paid a monthly consulting fee of $2,500 for the period March 1, 2000 through June 1, 2000 and an advance commission of $2,500 a month from the period March 1, 2000 through June 1, 2000. The Company will deduct the advance commission from the monthly commission due. During the year ended April 30, 2000, all fees paid to the Representative for $10,598 have been expensed to marketing and selling. As of June 1, 2000 either party can again cancel the agreement by giving 60 days advance notice to the other party. As of June 30, 2000, the Company verbally notified Representative that the agreement was terminated.


Note 2. - Revolving Line of Credit

At April 30, 2000, the Company has a $3,500,000 revolving line of credit with a stockholder of which $2,892,000 was outstanding and payable to the stockholder. Available credit at April 30, 2000 was $608,000. The agreement is collateratized by inventory, chattel paper, equipment, general intangibles and fixtures and insurance proceeds associated with these described items. All rents, monies, payments, other rights arising out of a sale, lease or other disposition of any of the property described above is considered substitute collateral. Starting October 1, 1999, all interest due on the outstanding line of credit was paid and further interest is to be calculated monthly on the outstanding line as of the first day of the month. The revolving line of credit bears a fixed interest rate at 8.5%. The Company may borrow against the line of credit until the stockholder makes demand. At that time, the full amount of the revolving line of credit will be due and payable. The revolving line of credit contains certain financial covenants including events of default which allow the stockholder other collateral including the right of set off against checking, savings and other investment accounts of the corporation, continuing security agreements which remain in effect even though all or any part of the indebtedness is paid in full and even though for a period of time the corporation may not be indebted to stockholder; the Company cannot bulk sale assets, transfer assets, assign collateral or borrow without prior written consent of stockholder which consent would not be unreasonably withheld. This revolving line of credit is senior in terms of collateral to all preferred and common stock issued, outstanding and authorized.

As a result of obtaining this revolving line of credit from a stockholder the existing demand note payable from the same stockholder for $2,150,000 as of September 1, 1999 has been converted to this new revolving line of credit. Cash paid for interest was $195,104 in 2000.


Note 3. - Related Party Transactions

A stockholder from Pinway Electronics Co., Ltd. (Pinway), who is also a stockholder in ClearOne, was hired by the Company to perform consulting services in exchange for stock options totaling 25,000 shares of common stock, 5,000 of which was contingent upon the delivery of strategic products or services. As of April 30, 2000 none of these options have been exercised.

The company obtained advances from a stockholder during the year ended April 30, 2000 as mentioned in Note 2. - Revolving Line of Credit.

One of the original founders of the Company has an executive position with the licensee of certain of the Company's technology, VideoServer, Inc., now called Ezenia, Inc.


Note 4. - Commitments and Contingencies

Lease Agreements

The Company leases its primary facility under a non-cancelable operating lease that expires in March 2003. The agreement provides for annual increments of rent in predetermined amounts, subject to inflationary increases, and requires the Company to pay insurance and normal maintenance costs.

Future minimum lease payments under non-cancelable operating lease as of April 30, 2000 are as follows:

                      2001....................................$ 39,937
                      2002....................................  39,937
                      2003....................................  39,937
                                                               -------
                                                              $119,811
                                                              ========

Rent expense for the operating lease was $129,345 for the year ended April 30, 2000.

The Company leases equipment under a 39 month operating lease that began on May 1, 1999. The future minimum lease payments under this agreement as of April 30, 2000 are as follows:

                      2001      ..............................$   4,574
                      2002      ..............................    4,574
                      2003      ..............................      762
                                                              ---------
                                                              $   9,910
                                                              =========

The lease expense for this agreement was $4,738 for the year ended April 30, 2000.


Stock Warrants

Warrants to purchase 2,000,000 shares of the Company's common stock at a price per share of $2 have been granted to the Company's first round investors exercisable on or before any initial public offering date, which is yet to be determined.


Note 5. - Stock Option Plans

In 1997, the Company completed its initial private offering (the offering) of its common stock selling 2,000,000 shares at $2 per share.

In 1997, the Company established a stock option plan which is currently being treated as a non-qualified stock option plan. The Company has set aside 2,715,000 shares of its common stock for this plan. A certain percentage of the shares granted will be vested after one year with the remaining shares under the stock option plan vesting at 6.25% quarterly thereafter until fully vested. Another portion of the original award under the stock option plan would be granted after one year and based on the holder's performance as reviewed by his/her immediate supervisor and then the compensation committee. The final portion of the award under the stock option plan will be granted after two years and will be based on the Company's performance as determined by its annual audited financial statements. Vesting is strictly conditional on the employee remaining a full-time employee. If an individual ceases to be an employee of the company he has 90 days to exercise any vested options that they may have had. As of April 30, 2000, no one who has left the company has exercised any stock options. Further restrictions may apply as detailed in the Company's stock option plan. The option price is determined by the compensation committee based on the Company's current financial status.

In addition, the Company has set aside 85,000 shares of its common stock for consultants who perform key services to the Company. The option price is determined by the compensation committee based on the Company's current financial status. Vesting is determined on a case-by-case basis by the compensation committee


Note 6. - Recapitalization and Capital Structure

On January 12, 1999, the Company undertook a recapitalization of its capital structure by unanimous consent of the stockholders. The authorized capital stock of the Company was changed from 10,000,000 shares of common stock, $.01 par value to the following:

        11,000,000 shares common stock, $.01 par value;
        2,000,000 shares Series B preferred stock, $.01 par value; and 1,000,000 shares Series A preferred stock, $.01 par value.

The founders retained their class of shares as Common Stock for a total of 3,200,000 shares, $.01 par value. The first round investors converted their total of 2,000,000 shares of Common Stock in a one for one conversion to Series B Preferred Stock retaining the same par value and paid-in capital value. Series A Preferred Stock was issued in the year ended April 30, 1999 as a second round of equity financing.

Common Stock:

The voting, dividend, and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Series B and Series A Preferred Stock. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Series B or Series A Preferred Stock. Upon the dissolution or liquidation of the Company, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Company available for dissolution to its stockholders, after paying revolving line of credit and subject to any preferential rights of any then outstanding Series B or Series A Preferred Stock.


Series B Preferred Stock:

Scheduled to start on January 1, 2000, the holders of the Series B Preferred Stock will be entitled to receive dividends at the rate of 4% of the sum of $2.00 (the "Original Purchase Price") whenever funds are legal available as and when declared by the Board of Directors. As of the date of these financial statement, no dividends have been declared. Dividends on the Series B Preferred Stock will be non-cumulative. In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock will be entitled to receive in preference to the holders of the Common Stock and amount equal to $2.00 per share. Holders of Series B Preferred Stock will have the right to convert their shares of Series B Preferred Stock, at the option of such holder, at any time into shares of Common Stock. The total number of shares of Common Stock into which shares of Series B Preferred Stock may be converted initially will be determined by dividing the Original Purchase Price by the conversion price (the "Conversion Price"). The initial Conversion Price will be the Original Purchase Price. The Conversion Price will be subject to adjustment to reflect stock dividends, stock splits, and similar events on a weighted average basis to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable Conversion Price. The Series B Preferred Stock will be automatically converted into Common Stock, at the then applicable Conversion Price, upon the closing of a sale of the Company's shares of Common Stock pursuant to a firm commitment of underwritten public offering by the Company at a public offering price per share. Except with respect to the election of Directors of the Company, each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible.

As long as there is at least 50% of the Series B Preferred Stock initially issued outstanding, the consent of the holders of at least a majority of the issued and outstanding Series B Preferred Stock voting as a separate class shall be required for (1) changing corporation's articles of organization and/or by-laws which would effect the rights of the Series B Preferred shareholders;
(2) creating a new class of stock with a greater preference or priority to Series B as to dividends or assets; (3) creating a convertible bond, notes or other obligations that had a greater preference or priority to Series B as to dividends or assets; (4) a corporate reorganization that would result in common stock having a greater preference or priority to Series B as to dividends or assets; (5) redemption of common stock except from employees, advisors, officers, directors, consultants and service providers which terms have been approved by the Board of Directors; and (6) merger, sale or consolidation of the corporation.


Series A Preferred Stock:

Scheduled to start on January 1, 2000, the holders of the Series A Preferred Stock will be entitled to receive dividends at the rate of 4% of the sum of $2.60 (the "Original Purchase Price") whenever funds are legal available as and when declared by the Board of Directors. As of the date of these financial statements, no dividends have been declared. No dividend shall be paid on the common stock at a rate greater than the rate at which dividends are paid on the Series B Preferred Stock. Dividends on the Series A Preferred Stock will be non-cumulative. In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive in preference to the holders of the Common Stock and amount equal to $2.60 per share. Holders of Series A Preferred Stock will have the right to convert their shares of Series A Preferred Stock, at the option of such holder, at any time into shares of Common Stock. The total number of shares of Common Stock into which shares of Series A Preferred Stock may be converted initially will be determined by dividing the Original Purchase Price by the conversion price (the "Conversion Price"). The initial Conversion Price will be the Original Purchase Price. The Conversion Price will be subject to adjustment to reflect stock dividends, stock splits, and similar events on a weighted average basis to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable Conversion Price. The Series A Preferred Stock will be automatically converted into Common Stock, at the then applicable Conversion Price, upon the closing of a sale of the Company's shares of Common Stock pursuant to a firm commitment of underwritten public offering by the Company at a public offering price per share. Except with respect to the election of Directors of the Company, each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible.

As long as there is at least 50% of the Series A Preferred Stock initially issued outstanding, the consent of the holders of at least a majority of the issued and outstanding Series A Preferred Stock voting as a separate class shall be required for (1) changing corporation's articles of organization and/or by-laws which would effect the rights of the Series A Preferred shareholders;
(2) creating a new class of stock with a greater preference or priority to Series A as to dividends or assets; (3) creating a convertible bond, notes or other obligations that had a greater preference or priority to Series A as to dividends or assets; (4) a corporate reorganization that would result in common stock having a greater preference or priority to Series A as to dividends or assets; (5) redemption of common stock except from employees, advisors, officers, directors, consultants and service providers which terms have been approved by the Board of Directors; and (6) merger, sale or consolidation of the corporation.

Note 7. - 401(k) Savings Plan

The Company adopted a 401(k) savings plan (the savings plan) covering substantially all of its employees, subject to the age requirement being 21 for participation. Under the savings plan, eligible employees may contribute up to the maximum allowed by the IRS from their compensation to the savings plan. The Company matching contribution is zero at this time. However, the Company has the option to make profit sharing contributions to the plan subject to a predetermined vesting schedule in the future.


Note 8. - Going Concern

The conditions of recurring operating losses, working capital deficiencies, negative cash flows from operations, seeking new methods of financing, substantial dependency on the success of a particular product, employee turn over, and need to significantly revise operations, indicated that the Company was unable to continue as a going concern for the year ended April 30, 1999. As a result of the subsequent sale of a significant amount of the Company's assets on July 5, 2000, the Company has obtained enough liquidity to continue as a going concern for the immediate future. A stockholder has agreed to fund the financial requirements of the Company if the operating expenses exceed available cash for the foreseeable future.


Note 9. - Comprehensive Income

In June of 1997, the Financial Accounting Standards Board issued SFAS No.130, "Reporting Comprehensive Income." SFAS No. 130 established standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined included all changes in equity (net asset)
during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains/losses on available-for-sale securities. There were no adjustments required for the year ended April 30, 2000.


Note 10. - Segment Reporting

Effective April 30, 2000, the Company adopted SFAS No.131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No.131 established standards for reporting information by public companies about operating segments in annual financial statements. It also established standards for related disclosure about products and services, geographic areas and major customers.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision-maker is the chief executive officer of the Company.

The Company is predominately a speakerphone manufacturer with its products being distributed and manufactured worldwide for the year ended April 30, 2000. In addition, the Company licenses its technology, and finalized its first license to one customer during the year ended April 30, 2000.

Financial information about the segments:

                               Products       License Agreement
Revenue                      $   98,588              $  400,000
Cost of Goods Sold               77,994                    --

Note 11. - Nonrecurring Charge

During the fiscal year ended April 30, 2000. The Company evaluated several aspects of its business and made strategic decisions that effected portions of the Company's business. The Company moved to concentrate its business on its newer speakerphone version and Microphone Pads. This allowed the Company to narrow its focus on key equipment distributors and related products for these distributors. As a result an evaluation and analysis of the Company's license agreements, pending trademarks and certain patents was conducted. Based on the projected earnings and undiscounted cash flow analysis of the affected business activities, the Company determined the fair value of certain assets should be adjusted. Accordingly, certain assets were revalued and $162,635 was recorded as a nonrecurring, non-cash charge. The $162,635 consists of the $156,751 impairment of license agreements, and the $5,884 write down of pending trademarks charged to loss on asset dispositions. The Company does not anticipate any significant cash charge, beyond those recorded, to complete implementation of its new strategic direction.


Note 12. - Subsequent Event

On or about May 23, 2000 the Company entered into a vendor agreement with a vendor for the period July 7, 2000 through June 30, 2001 which includes a minimum purchase amount by the vendor of $350,000. This order is subject to the terms of the agreement which include, but are not limited to, 120 days price increase notice, guaranteed price decline protection by the Company, the lowest vendor price offered to any other vendor, 9% rebate on the $350,000 gross purchase price, a $5,000 slotting fee per SKU, a 10% gross purchase discount for Market Development Fund and a 1.1% gross dock allowance on receipt of goods from vendor.

On July 5, 2000, the Company agreed to sell Gentner Communications Corporation (the Buyer) effectively all of its assets including property and equipment such as but not limited to equipment, furniture and fixtures, leasehold improvements, certain inventories of raw materials and supplies, goods in process and finished goods, intellectual property rights developed and patented, licenses and rights thereunder, remedies against infringements thereof, and rights to participation of enforceable interests therein under the laws of all jurisdictions. Acquired assets as defined by the agreement include leases, capital and operating, if any, such as the primary facility lease along with minimum lease payments as mentioned in Note 4. - Commitments and Contingencies, prepaid items, causes of actions, choices in actions, rights of recovery, creative materials, advertising and promotional materials, distribution agreements, vendor agreements subject to only those liabilities and obligations pursuant to contracts assumed by the Buyer as part of the acquired assets. In addition, all rights and obligations associated with the VideoServer (Ezenia, Inc.) license was renegotiated and amended as part of this agreement. The Buyer agrees to pay to the Seller the total amount of $3,758,085 as follows:

     (1)  $200,000 in cash deposit

     (2)  $100,000 in cash by wire transfer as part of the escrowed amount

     (3)  $1,458,085 in cash by wire transfer to the Seller at the closing

     (4) $2,000,000 in value of the Buyer's shares which is 129,871 shares arrived at by a quotient, the numerator is 2,000,000 and the denominator was $15.40 which is the adjusted trading price for the ten
          (10) trading days between May 1, 2000 and May 10, 2000

As mentioned there will be escrowed $100,000 in cash and additional 29,591 Buyer's shares from the 129,871 that the Company is entitled to during the set-off rights period that will be for eighteen months from the closing date. The Buyer shall have the option of recouping all or any adverse consequences as defined in the agreement such as taxes, liens, attorney's fees and damages once the aggregate equals or exceeds $34,000. The Company has ten days to contest claims and subjects offset to arbitration process.

The agreement is subject to certain covenants that include but not limited to the Company obtaining third party consents that involve transferring of certain licenses with terms that exist and/or require modification, the Corporation will be required to maintain its business operation substantially intact for at least a period of eighteen months in order to insure survival of representations and warranties that are a part of this agreement.

                         Pro Forma Financial Information
          Gentner Communications Corporation and ClearOne, Incorporated Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information gives effect to the asset purchase transaction of ClearOne by the Registrant using the purchase method of accounting. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives effect to the acquisition as if the acquisition had occurred on that date. The unaudited pro forma condensed combined balance sheet includes the balance sheet of the Registrant as of June 30, 2000 and the balance sheet of ClearOne as of April 30, 2000. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2000 gives effect to the acquisition as if the acquisition had occurred on July 1, 1999. The unaudited pro forma condensed combined statement of operations presented for the year ended June 30, 2000 includes the historical financial results of the Registrant for the year ended June 30, 2000 and of ClearOne for the year ended April 30, 2000.

Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the purchase occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based upon the respective historical financial statements of Gentner and ClearOne and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                    Unaudited Pro Forma Financial Information
                   Pro Forma Condensed Combined Balance Sheet
                               As of June 30, 2000

                                                       Historical
                                                       ----------
                                              Gentner
                                          Communications     ClearOne,      Pro Forma            Pro Forma
                                            Corporation         Inc.       Adjustments           Combined
                                         ---------------------------------------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents               $ 5,374,996      $  71,391   $(1,798,085) A

                                                                             (71,391) B     $    3,576,911
    Accounts receivable, net                  4,153,677                                          4,153,677
                                                                54,835       (54,835) B
    Inventory                                 3,484,992                                          3,784,077
                                                               650,351      (351,266) B
    Income tax receivable                       987,912                                            987,912
    Deferred taxes                              136,000                                            136,000
    Other current assets                        678,744          7,942        (7,942) B            678,744
                                         ---------------------------------------------     ----------------
Total current assets                         14,816,321        784,519    (2,283,519)           13,317,321


Property and equipment, net                   3,050,349        316,284                           3,366,633


Other assets:
    Deposits                                                    62,250        (3,000) B             59,250

    Organizational costs, net                                   12,556       (12,556) B                  -
    Other assets                                 53,861         21,624      3,101,855 D          3,177,340
                                         ---------------------------------------------     ----------------
Total other assets                               53,861         96,430      3,086,299            3,236,590
                                         ---------------------------------------------     ----------------
Total assets                                $17,920,531    $ 1,197,233     $  802,780          $19,920,544
                                         =============================================     ================


                                                                      Historical
                                                                      ----------
                                                            Gentner
                                                         Communications     ClearOne,      Pro Forma            Pro Forma
                                                           Corporation         Inc.       Adjustments           Combined
                                                        ---------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                        $  767,095      $  27,362    $  (27,362) B         $  767,095
    Accrued expenses                                         1,739,826         86,133       (86,133) B          1,739,826
    Current portion of capital lease obligation                249,859                                            249,859
    Short-term portion of stockholder loan                                  2,892,000    (2,892,000) E                  -
                                                        ---------------------------------------------     ----------------
        Total current liabilities                            2,756,780      3,005,495    (3,005,495)            2,756,780

Capital lease obligations                                      205,530                                            205,530
Deferred tax liability                                         205,000                                            205,000
                                                        ---------------                                   ----------------
        Total liabilities                                    3,167,310                                          3,167,310

Shareholders' equity:
Common stock, 50,000,000 shares authorized, par
   value $.001, 8,427,145 issued and outstanding  at
   June 30, 2000                                                 8,427                           130 G              8,557
Series B Preferred Stock, $.01 par value; 2,000,000
   shares authorized, issued and outstanding                                   20,000       (20,000) C                  -
Series A Preferred Stock, $.01 par value; 1,000,000
   shares authorized, 627,050 shares issued and                                 6,271        (6,271) C                  -
Common Stock $.01 par value; 11,000,000 shares
    authorized, 3,200,000 shares issued and outstanding                        32,000       (32,000) C                  -
Additional paid-in capital                                   6,697,090      5,626,060    (5,626,060) C
                                                                                           1,999,883 G          8,696,973
Less: Stock subscription receivable                                             (330)            330 C                  -
Retained earnings (accumulated deficit)                      8,047,704    (7,470,263)      7,470,263 C          8,047,704
Less: Donated treasury stock, 2,200,000 common shares
     at cost                                                                 (22,000)         22,000 C                  -
                                                        ---------------------------------------------     ----------------
Total shareholders' equity                                  14,753,221    (1,808,262)      3,808,275           16,753,234
                                                        ---------------------------------------------     ----------------
Total liabilities and shareholders' equity                 $17,920,531    $ 1,197,233     $  802,780          $19,920,544
                                                        =============================================     ================

                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements


         Unaudited Pro Forma Condensed Combined Statement of Operations
                        For the year ended June 30, 2000

                                                                 Historical
                                                                 ----------
                                                       Gentner
                                                    Communications       ClearOne,       Pro Forma           Pro Forma
                                                     Corporation            Inc.        Adjustments           Combined
                                                  ---------------------------------------------------------------------------
Net sales                                        $   30,871,942        $    98,588         400,000 H       $ 31,370,530
Cost of goods sold                                   11,932,811             77,994          91,180 I         12,101,985
                                                 --------------------------------------------------    -----------------
    Gross profit                                     18,939,131             20,594         308,820           19,268,545


Operating expenses:
    Marketing and selling                             6,763,752            299,832                            7,063,584
    General and administrative                        3,132,125            687,667         268,124 D
                                                                                           207,850 I          4,295,766
    Research and product development                  1,821,656            243,187                            2,064,843
                                                 --------------------------------------------------    -----------------
        Total operating expenses                     11,717,533          1,230,686         475,974           13,424,193

        Operating income (loss)                       7,221,598        (1,210,092)       (167,154)            5,844,352
Other income (expense):
    Interest income                                     236,387                                                 236,387
    Interest expense                                   (65,554)          (199,145)         199,145 E           (65,554)
    License agreement revenue                                              400,000       (400,000) I
    Impairment of license agreement                                      (156,751)         156,751 I
    Inventory write down to net realizable value                          (91,180)          91,180 I
    Realized loss on asset disposition                                    (36,929)          36,929 I
    Realized loss on abandoned leaseholds improvements                    (14,170)          14,170 I
    Other, net                                            8,503               642                                 9,145
                                                 --------------------------------------------------    -----------------
        Total other income (expense)                    179,336           (97,533)          98,175              179,978
                                                 --------------------------------------------------    -----------------
Income (loss) before income taxes                     7,400,934        (1,307,625)        (68,979)            6,024,330
Provision for income taxes                          (2,672,601)              (456)          23,453 F        (2,649,604)
                                                 --------------------------------------------------    -----------------
        Net income (loss)                          $  4,728,333     $  (1,308,081)     $  (45,526)          $ 3,374,726
                                                 ==================================================    =================

Basic earnings  per common share                            .57                                                     .40
Diluted earnings per common share                           .54                                                     .38
Weighted average shares outstanding:
               Basic                                  8,269,941                            129,871 G          8,399,812
               Diluted                                8,740,209                            129,871 G          8,870,080

                  See accompanying notes to unaudited pro forma
                     condensed combined financial statement

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.
     On July 5, 2000, the Registrant executed its asset purchase agreement with ClearOne. Under the terms of the agreement, the Registrant purchased the fixed assets, portions of the inventory, certain deposits , and the technological infrastructure, including patents, of ClearOne. The Registrant issued 129,871 shares of common stock valued at $15.40 and cash of $1,758,085 and incurred acquisition costs of $40,000 in the transaction. The following is a summary of the purchase price allocation:


Fixed Assets                                           $  316,284
Inventory                                                 299,085
Patents                                                    21,624
Goodwill                                                3,101,855
Other Assets                                               59,250
                                                       ----------
    Total                                              $3,798,098

NOTE 2.
     The unaudited pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the ClearOne purchase as if it had occurred at June 30, 2000 and to reflect the allocation of costs to the fair value of tangible and intangible assets acquired as noted above. The unaudited pro forma condensed combined statement of operations includes the adjustments necessary to give effect to the ClearOne purchase as if it had occurred at July 1, 1999.

     Adjustments   included  in  the  pro  forma  condensed  combined  financial statements are summarized as follows:

     (A)  Cash outlay for acquisition includes:
          o $1,758,085 - Cash paid for a portion of the purchase price as specified in the asset purchase agreement.
          o    $ 40,000 - Cash paid for costs associated with the acquisition.
     (B) Elimination of assets that were not purchased or liabilities that were not assumed as part of the acquisition.
     (C)  Elimination of the equity of ClearOne.
     (D) Amount represents goodwill of $3,061,855, capitalized acquisition costs of approximately $40,000 and related pro forma goodwill amortization expense for the year ended June 30, 2000.
     (E) Elimination of the ClearOne debt, which was not assumed, and related interest expense.
     (F) Amount represents an adjustment to the income tax provision due to the change in taxable income from pro forma adjustments at a federal tax rate of 34%.
     (G) Shares or value of shares issued for a portion of the purchase price as specified in the asset purchase agreement.
     (H) License revenue reported by ClearOne as a non-operating item that has been reclassified to conform to the Registrant's method of presentation.
     (I) Certain expenses reported by ClearOne as non-operating expenses that have been reclassified to conform to the Registrant's method of presentation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Gentner Communications Corp.
                                         (Registrant)


                                     By:  /s/ Susie Strohm
                                         ---------------------------------------
                                         Susie Strohm
                                         Vice President, Finance
                                         (Duly authorized Officer and Principal
                                         Financial and Accounting Officer)

Dated:  September 18, 2000